Exhibit 23.1

CONSENT OF INDEPENDENT VALUATION FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-162764, 333-162763, 333-155352, 333-148455, 333-148454, 333-136937, 333-132248, 333-126225, 333-124210, 333-118065, 333-106388, 333-101908, 333-99739, 333-60168, 333-60152, 333-54140, 333-49522, 333-32178, 333-65385, 333-65383 and 333-25707) of Cubist Pharmaceuticals, Inc. of our report dated as of September 30, 2010, relating to the valuation of financial securities which appears in this Form 10-Q.

/s/ Houlihan Capital
Houlihan Capital
Chicago, Illinois
October 29, 2010